EXHIBIT 99.1

UNIVERSAL AMERICAN COMPLETES SALE OF ITS CANADIAN SUBSIDIARY
PENNCORP LIFE INSURANCE COMPANY

RYE BROOK, N.Y., December 1, 2006 — Universal American Financial Corp. (NASDAQ:UHCO) announced today that it has completed its previously announced sale of UAFC (Canada) Inc., including its Canadian insurance subsidiary PennCorp Life Insurance Company, in an all-cash transaction to a venture 70% owned by La Capitale Civil Service Insurer Inc., a subsidiary of La Capitale Financial Group Inc., and 30% owned by GMF Assurances, a French mutual insurance company.  Based on after-tax proceeds of approximately $96 million (comprised of approximately $93 million of cash at closing, plus an additional $3 million in two years if certain conditions are satisfied), the sale is expected to result in a net gain to shareholders’ equity of $21 million, or $0.36 per diluted share.  Universal American anticipates that the transaction will generate an after-tax realized gain of $57 million.

Proceeds from the sale will be used for general corporate purposes, primarily to support the faster growing segments of Universal American’s U.S. Medicare business.

About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through our family of companies, we offer a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company (including, but not limited to, statements regarding the recently-announced acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:	-OR-	INVESTOR RELATIONS :
COUNSEL
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609